CONSENT  OF  INDEPENDENT  ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 1997, which appears on page 26 of the 1996 Annual Report to Shareholders of Alltrista Corporation, which is incorporated by reference in Alltrista Corporation's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 15 of such Annual Report on Form 10-K.


     /s/  Price  Waterhouse  LLP


PRICE  WATERHOUSE  LLP
Indianapolis,  Indiana
May  19,  1997